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                                                                     EXHIBIT 4.3

                             STOCK PLEDGE AGREEMENT
                         (STOCK IN SMITH & WESSON CORP.)

      THIS STOCK PLEDGE AGREEMENT (this "Pledge Agreement"), which is to be effective on the 11th day of May, 2001, is by and between SAF-T-HAMMER CORPORATION, a Nevada corporation (hereafter the "Pledgor"), and Colton Melby (hereafter, the "Pledgee").


                                    RECITALS

      Pursuant to a Promissory Note & Loan Agreement dated as of May 6, 2001 (the "Note"), Pledgor has borrowed the principal sum of $5 million from Pledgee (the "Loan"), the proceeds of which shall be used to pay a portion of the purchase price for Pledgor's acquisition (the "SW Transaction") of the shares of capital stock of Smith & Wesson Corp. ("SW"). Immediately upon closing such acquisition, Pledgor shall own all of the issued and outstanding capital stock (the "Securities") of SW. To secure Pledgor's obligations to Pledgee under the Note, Pledgor is willing to pledge the Securities to Pledgee.

            Pledgee is only willing to make the Loan to Pledgor if Pledgor pledges the Securities to Pledgee in accordance with the terms and conditions of this Pledge Agreement.

            1. DEFINITIONS. The following terms shall have the following meanings in this Pledge Agreement:

                  Collateral: The Securities and all dividends, distributions and amounts or additional securities to which Pledgor (with or without additional consideration) is or becomes entitled by virtue of its ownership of any of the Securities or as the result of any corporate reorganization, merger, consolidation, stock split, stock dividend, conversion, preemptive right or otherwise.

                  Obligations: (a) Payment in cash of all principal, interest, and any other fees, late charges, and attorneys' fees related to the Note, and all addenda, modifications, and amendments thereto, if any; and (b) payment, performance and observance by Pledgor of each covenant, condition, provision, and agreement contained herein and of all monies expended or advanced by Pledgee pursuant to the terms hereof, or to preserve any right of
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      Pledgee thereunder, or to protect or preserve the Collateral or any part thereof; and (c) any and all other obligations of Pledgor to Pledgee arising in any manner in connection with the issuance and performance by Pledgor under the Note.

            2. COLLATERAL; AGENT. To secure payment and performance of the Obligations, Pledgor hereby pledges the Securities and hereby grants to Pledgee a valid and perfected first lien on and security interest in the Securities and all other items of the Collateral. Simultaneously with the execution of this Pledge Agreement, Pledgor has delivered or shall deliver to Gammage & Burnham, PLC as escrow agent (the "Agent"), certificates for the Securities, together with the assignment separate from certificate duly executed by Pledgor in blank (the "Assignment"). Pledgee may direct the Agent to receive and hold the Securities subject and pursuant to all the terms, conditions and provisions hereof until the Obligations have been discharged in full. Upon the request of Pledgee, Pledgor and Pledgee shall appoint a mutually agreeable substitute third party to replace Agent and upon the written instruction by Pledgee and Pledgor Agent shall promptly deliver the Securities and the Assignment to such substitute Agent. After the designation by Pledgee and Pledgor of a substitute Agent hereunder such original Agent shall have no further duties, obligations or liabilities with respect to or resulting from this Agreement and the substitute shall be deemed to be the Agent hereunder.

            3. REPRESENTATIONS, COVENANTS, AND WARRANTIES. Pledgor hereby represents and warrants to Pledgee that (i) Pledgor is, and at all times prior to the payment and performance of the Obligations will be, the legal and beneficial owner of such Collateral; (ii) the pledge of such Collateral pursuant to the terms of this Pledge Agreement, together with delivery thereof, creates a valid and perfected first lien on and security interest in such Collateral in favor of Pledgee; (iii) the Assignment has been duly executed in blank and delivered by Pledgor to Agent; (iv) none of such Collateral is subject to any claim, lien, charge, security interest or other encumbrance of any kind whatsoever, except for the perfected first security interest therein granted to Pledgee hereby and, so long as this Pledge Agreement remains in effect, Pledgor will not create or permit to exist any claim, lien, charge, security interest or encumbrance upon or with respect to such Collateral, except for the first security interest therein granted to Pledgee by this Pledge Agreement and except as otherwise permitted pursuant to the terms of this Pledge Agreement; (v) so long as this Pledge Agreement remains in effect, Pledgor will not sell, transfer, convey, assign, or otherwise divest his interests in such Collateral, or any part thereof, to any other person; (vi) no authorization, approval or other action by, or notice to or filing with, any governmental body is required for the pledge by Pledgor of such Collateral
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pursuant to the terms of this Pledge Agreement; and (vii) all of the Collateral has been duly authorized, validly issued and is fully paid and non-assessable and is registered in the name of Pledgor.

            4.    STOCK SPLITS, STOCK DIVIDENDS, ETC.

                  4.1 Pledgor agrees that in the event Pledgor, by virtue of his ownership of the Collateral, now is, or hereafter becomes, entitled (with or without additional consideration) to other or additional securities as the result of any corporate reorganization, merger, consolidation, stock split, stock dividend, conversion or preemptive right or otherwise, Pledgor shall:

                        4.1.1 Cause the issuer of such additional securities to
            deliver to Agent the certificates evidencing Pledgor's ownership thereof and hereby authorizes and empowers Pledgee to demand the same from such issuer, and agrees if such certificates are delivered to Pledgor, to take possession thereof in trust for Pledgee;

                        4.1.2 Deliver to Agent an assignment separate from
            certificate and irrevocable proxy with respect to such securities, executed in blank by Pledgor;

                        4.1.3 Deliver to Agent a certificate, executed by
            Pledgor and dated the date of such pledge, as to the truth and correctness on such date of the warranties set forth in SECTION 3 hereof; and

                        4.1.4 Deliver to Agent such other certificates, forms
            and other instruments as Pledgee may request in connection with such pledge.

                  4.2 Pledgor agrees that such additional securities shall constitute a portion of the Collateral and be subject to this Pledge Agreement in the same manner and to the same extent as the securities pledged hereby to Pledgee on the date hereof.

            5. VOTING POWER; DIVIDENDS. Unless and until an Event of Default pursuant to the terms of the Note shall have occurred, Pledgor shall be entitled to exercise all voting powers in all corporate matters pertaining to the Collateral for any purpose not inconsistent with, or in violation of, the provisions of the Note, this Agreement and that certain Stock Purchase Agreement between Tomkins Corporation and Pledgor of even date herewith (the "SW SPA"). Any cash dividends and cash distributions of any kind made with respect to the Collateral shall be made in compliance with the Note, this Agreement or the SW SPA and shall be
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applied to reduce the Obligations. Pledgor shall have no right to vote the
Collateral in favor of an increase in the capitalization of SW without the prior written consent of Pledgee and shall not have the right to vote the Collateral in favor of any transaction not permitted by the Note or the SW SPA. Following an Event of Default (as defined below), Pledgee shall have all voting and dividend rights in the Collateral, and for this purpose this Agreement shall constitute an irrevocable and no-expiring proxy coupled with an interest in the Securities.

            6.    DEFAULT AND REMEDIES.

                  6.1 The occurrence of any of the following events shall constitute an "Event of Default":

                        6.1.1 The occurrence of a Note Default (under the Note).

                        6.1.2 Any levy or execution upon, or judicial seizure
            of, any portion of the Collateral that is not cured within thirty
            (30) days.

                        6.1.3 Any attachment or garnishment of, or the existence
            or filing of any lien or encumbrance against, any portion of the Collateral which is not released within thirty (30) days.

                        6.1.4 The institution of any legal action or proceedings
            to enforce any lien or encumbrance upon any portion of the Collateral that is not dismissed within thirty (30) days after its institution.

                        6.1.5 Any failure or neglect to perform or observe any
            of the terms, provisions, or covenants of this Pledge Agreement which is not cured within fifteen (15) days after notice is received by Pledgor.

                  6.2 If an Event of Default shall have occurred and be continuing, Pledgee, at its option, may:

                        6.2.1 Declare all or any part of the Obligations to be
            immediately due and payable, and the same, with all costs and charges, shall be collectible thereupon by action at law;

                        6.2.2 Cause the Collateral to be registered in its name
            or in the name of its nominee;
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                        6.2.3 Exercise all voting powers pertaining to the
            Collateral and otherwise act with respect thereto as though Pledgee were the owners thereof;

                        6.2.4 Receive all dividends and all other distributions
            of any kind whatsoever on all or any part of such Collateral;

                        6.2.5 Realize on the Collateral by public or private
            sale; and

                        6.2.6 Pursue any legal or equitable remedy available to
            collect the Obligations, to enforce Pledgee's title in and right to possession of the Collateral and to enforce any and all other rights or remedies available to it.

      With respect to the actions described in this SECTION 6.2, Pledgor hereby irrevocably constitutes and appoints Pledgee his proxies and attorneys-in-fact with full power of substitution and acknowledges that the constitution and appointment of such proxies and attorneys-in-fact are coupled with an interest and are irrevocable.

                  6.3 Pledgee shall give not less than ten (10) Business Days prior written notice to Pledgor of any sale pursuant to this SECTION 6. "Business Day" means each day other than a Saturday, a Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close. Pledgor hereby agrees that such notice is commercially reasonable.

                  6.4 Pledgee shall apply the proceeds of any sale of the whole or any part of the Collateral (the "Proceeds") and any other monies at the time held by Pledgee under the provisions of this Pledge Agreement in the manner provided pursuant to the terms of the Note. Pledgor shall be fully responsible for any deficiency remaining after the sale of the Collateral.

                  6.5 Any sale of all or any portion of the Collateral pursuant to SECTION 6.2 above shall operate to divest all right, title and interest of Pledgor to the Collateral that is the subject of any such sale.

            7. PLEDGEE'S OBLIGATIONS, CUSTODIAL AGREEMENT, PERFORMANCE RIGHTS. Pledgee shall not have any duty to protect, preserve or enforce rights against the Collateral other than a duty of reasonable custodial care of any such Collateral in its possession, it being understood that Pledgee shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Collateral, whether or not Pledgee
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have or are deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to the Collateral.

            8. TERMINATION OF PLEDGE AGREEMENT. Upon the Termination Date, the pledge of the Securities hereunder shall immediately terminate without further act by any party, Agent shall deliver to Pledgor the Collateral in its possession, and this Pledge Agreement shall automatically terminate. The "Termination Date" shall mean the date upon which the payment and performance in full of all of the Obligations shall have been made. Pledgor and Pledgee shall after the Termination Date promptly notify Pledgor and Pledgee of the termination of this Pledge Agreement. Agent shall be entitled to rely on a written notice from Pledgor and Pledgee that the Termination Date shall have occurred.

            9.    MISCELLANEOUS.

                  9.1 This Pledge Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor for liquidation or reorganization, should Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations or any part thereof is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment, or performance had not been made. In the event that any payment, or any part hereof, is rescinded, reduced, restored or returned, the obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  9.2 Each and every right, remedy and power granted to Pledgee hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein or now or hereafter existing in equity, at law, by virtue of statute or otherwise and may be exercised by Pledgee, from time to time, concurrently or independently and as often and in such order as Pledgee may deem expedient. Any failure or delay on the part of Pledgee in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Pledgee's right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of Pledgee's rights hereunder shall
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      be deemed to establish a custom or course of dealing or performance among the parties hereto.

                  9.3 Any modification or waiver of any provision of this Pledge Agreement, or any consent to any departure by Pledgor there from, shall not be effective in any event unless the same is in writing and signed by both Pledgee, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Pledgor in any event not specifically required of Pledgee hereunder shall not entitle Pledgor to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

                  9.4 Pledgor agrees that at any time, and from time to time, after the execution and delivery of this Pledge Agreement, Pledgor, upon the request of either Pledgee and at the expense of Pledgor, promptly will execute and deliver such further documents and do such further acts and things as Pledgee may reasonably request in order to effect fully the purposes of this Pledge Agreement and to subject to the security interest created hereby any property or rights intended by the provisions hereof to be covered hereby.

                  9.5 Pledgor agrees that he will warrant, preserve, maintain and defend, at his sole expense, the right, title and interest of Pledgee in and to the Collateral and all right, title and interest represented thereby against all claims, charges and demands of all persons whomsoever.

                  9.6 All notices required or permitted to be given hereunder shall be in writing and may be given in person or by United States mail, by delivery service or by electronic transmission. Any notice directed to a party to this Pledge Agreement shall become effective upon the earliest of the following: (i) actual receipt by that party; (ii) delivery to the designated address of that party, addressed to that party; or (iii) if given by certified or registered United States mail, three days after deposit with the United States Postal Service, postage prepaid, addressed to that party at its designated address. The designated addresses of the parties shall be as follows:

      If to Pledgor:

      Saf-T-Hammer Corporation
      14500 N. Northsight Boulevard, Suite 221
      Scottsdale, AZ 85260
      Facsimile No.: (480) 949-9747
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      With a copy to:

      Stephen R. Boatwright, Esq.
      Gammage & Burnham, PLC
      2 N. Central Ave., 18th floor
      Phoenix, AZ 85004-2322
      Facsimile No.: (602) 256-4475

      If to Pledgee:

      Colton Melby
      20400 92nd Ave. S.
      Kent, WA 98031

      With a copy to:

      Gail Runnfeldt, Esquire
      Perkins Coie LLP
      1201 Third Avenue, Suite 4800
      Seattle, WA, 98101
      Fax: (206) 583-8500

      provided, however, that any party may change its respective address for purposes of receipt of any such communication by giving ten (10) days prior written notice of such change to the other parties hereto in the manner provided above. All notices sent pursuant to the terms of this
      SECTION 9.6 shall be deemed received (i) if sent by overnight, express carrier, on the next Business Day immediately following the day sent or
      (ii) if sent by registered or certified mail, on the third Business Day following the day sent.

                  9.7 THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF WASHINGTON (WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE). FOR PURPOSES OF THIS SECTION 9.7, THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE PERFORMED AND MADE IN THE STATE OF WASHINGTON.

                  9.8 In the event that any provision of this Pledge Agreement is deemed to be invalid by reason of the operation of any law, or by reason of the interpretation placed thereon by any court or other governmental body, this Pledge Agreement shall be construed as not
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      containing such provision and the invalidity of such provision shall not affect the validity of any other provision hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

                  9.9 This Pledge Agreement shall inure to the benefit of the successors and assigns of Pledgee and shall be binding upon the successors and assigns of Pledgor.

                  9.10 This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

                  9.11 PLEDGOR AND PLEDGEE HEREBY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS PLEDGE AGREEMENT SHALL BE LITIGATED IN KING COUNTY SUPERIOR COURT, OR THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF WASHINGTON. PLEDGOR HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY PLEDGEE IN ANY OF SUCH COURTS AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO PLEDGOR AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO SECTION 9.6. PLEDGOR WAIVES ANY CLAIM THAT SEATTLE, WASHINGTON OR THE WESTERN DISTRICT OF WASHINGTON IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD PLEDGOR, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, PLEDGOR SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY PLEDGEE AGAINST PLEDGOR AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR PLEDGOR SET FORTH IN THIS SECTION 9.11 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY PLEDGEE, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY PLEDGEE, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND PLEDGOR HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

                  9.12  If any action at law or in equity is necessary to
      enforce or interpret the terms of this Agreement the prevailing party shall be entitled
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      to reasonable attorneys fees, reasonable costs and necessary disbursements in addition to any other relief such party may be entitled.

            10. INDEMNIFICATION OF AGENT. Each of Pledgor and Pledgee severally agrees to indemnify, defend, protect and hold harmless Agent, and its affiliates and their respective successors, assigns and shareholders and the directors, officers, employees, agents and attorneys of the foregoing (collectively, "Indemnified Parties") for, from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnified Parties in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Parties are designated parties thereto) that may be imposed on, incurred by, or asserted against the Indemnified Parties, in any manner relating to or arising out of its respective instructions, acts and omissions in connection with this Pledge Agreement.

                         [signatures on following page]
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IN WITNESS WHEREOF, Pledgor and Pledgee have caused this Pledge Agreement to be executed as of the date first written above.


                                       PLEDGOR:

                                       SAF-T-HAMMER CORPORATION, a Nevada
                                       corporation


                                       By:  __________________________________
                                       Its: __________________________________


                                       PLEDGEE:

                                       _______________________________________
                                       Colton Melby